UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020 (September 3, 2020)

INSPIRED BUILDERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2nd Brewery Link Box mp 2797

Momprobi-Accro, Ghana

(Address of principal executive office)

+233 244 887 610

(Registrant’s telephone number, including area code)

_____________

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On September 3, 2020, Inspired Builders, Inc., a Nevada corporation (“Company”), and the controlling stockholders of the Company (the “ISRB Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guskin Gold Corp., a Nevada limited liability company (“GGC”), and the shareholders of GGC (the “GGC Shareholders”). GGC’s current plan of operation consists of identifying, assessing and vetting various gold and mineral properties, specifically focusing on gold properties and the exploration and potential development of small-scale gold mining operations in the Republic of Ghana, West Africa.

At the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), in exchange for 28,200,000 shares of GGC’s common stock which represents 100% of the currently issued and outstanding capital stock of GCG, the Company will issue 28,200,000 new restricted shares of Company common stock (the “Shares”) to the GGC Shareholders, representing approximately 96.54% of the Company’s issued and outstanding common stock of the Company upon Closing. As a result of the Share Exchange Agreement, GGC shall become the Company’s wholly owned subsidiary, and the Company shall acquire the business and operations of GGC. The Share Exchange Agreement will close on or before September 30, 2020, as long the conditions precedent to closing have been met (the “Closing”).

The Shares of our common stock to be issued to the GGC Shareholders will be restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933 or an exemption therefrom.

The transaction contemplated by the Share Exchange Agreement is intended to qualify as a tax-free organization under Section 368(a) of the Internal Revenue Code of 1986, as amended (“the Code”) and shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”) and in effect on the date of the Share Exchange Agreement.

The Closing of the Share Exchange Agreement is subject to certain conditions, including the approval of our stockholders and completion of an audit of GGC. The Closing of the Share Exchange Agreement is conditioned upon the completion of numerous events, many of which are outside of the control of the Company, and there can be no assurance that the exchange or any other transactions contemplated by the Share Exchange Agreement will be consummated.

The foregoing description of the terms and conditions of the Share Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

ITEM 7.01 REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1 is a press release we issued on September 8, 2020, announcing entry into the Share Exchange Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated September 3, 2020
99.1	Press Release dated September 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2020	INSPIRED BUILDERS

/s/ Edward Somuah
Name: Edward Somuah
Title: Chief Executive Officer

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